UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

5348 Vegas Drive # 237, Las Vegas, NV 89108

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHIL	OTC Markets

SECTION 7 – REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed’ for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

A. Corporate Resolution to Withdraw Registration with the State of Nevada and Dissolve Corporation.

On June 29, 2020, the Board of Directors of PHI Group, Inc., a corporation originally incorporated in the State of Nevada on June 08, 1982 and redomiciled in the State of Wyoming on September 20, 2017 (the “Company”), adopted the following resolutions in lieu of a meeting:

“BE IT RESOLVED that this Company file a Certificate of Dissolution with the Nevada Secretary of State to cease its corporate registration and dissolve the Company in the State of Nevada, effective June 18, 2020.

FURTHER RESOLVED that the Company maintain its corporate registration with the State of Wyoming and operate as a Wyoming corporation henceforth.”

B. Certificate of Dissolution/Withdrawal Profit Corporation from Nevada Secretary of State.

On June 30, 2020, the Company filed a Certificate of Dissolution/Withrawal with the Nevada Secretary of State to cease its corporate registration and dissolve the Company in the State of Nevada. A Certificate of Dissolution/Withdrawal was issued by the Nevada Secretary of State on June 30, 2020, Filing number 20200754868.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Corporate Resolution to Withdraw Registration from the State of Nevdada and Dissolve Corporation.

10.2	Certificate of Dissolution/Withdrawal from Nevada Secretary of State.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2020

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO

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